Exhibit 6

                 THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND

                            DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT is made as of the 31st day of December, 1992, between The Rodney Square Strategic Fixed-Income Fund, a Massachusetts business trust (the "Fund"), having its principal place of business in Wilmington, Delaware, and Rodney Square Distributors, Inc., a corporation organized under the laws of the State of Delaware (the "Distributor"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Fund wishes to employ the services of Distributor, with such assistance from its affiliates as the latter may provide, such employment to take effect at the close of business on December 31, 1992; and

     WHEREAS, Distributor wishes to provide distribution services to the Fund as set forth below;

     NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1. SALE OF SHARES. The Fund grants to the Distributor the right to sell shares of beneficial interest, par value $0.01 per share, of all series of the Fund, now or hereafter created, (the "shares") on its behalf during the term of this Agreement and subject to the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and of the laws governing the sale of securities in various states (the "Blue Sky Laws") under the following terms and conditions: the Distributor (i) shall have the right to sell, as agent on behalf of the Fund, shares authorized for issue and registered under the 1933 Act; (ii) may sell shares under offers of exchange, if available, between and among the funds distributed by Distributor and advised by Rodney Square Management Corporation or Wilmington Trust Company; and (iii) shall sell such shares only in compliance with the terms set forth in the Fund's currently effective registration statement. Distributor may enter into selling agreements with selected dealers and others for the sale of Fund shares and will act only on its own behalf as principal in entering into such selling agreements.

2. SALE OF SHARES BY THE FUND. The rights granted to the Distributor shall be non-exclusive in that the Fund reserves the right to sell its shares to investors on applications received and accepted by the Fund. Further, the Fund reserves the right to issue shares in connection with (a) the merger or consolidation, or acquisition by the Fund through purchase or otherwise, with any other investment company, trust or personal holding company; and (b) a pro rata distribution directly to the holders of shares in the nature of a stock dividend or split-up.

3. SHARES COVERED BY THIS AGREEMENT. This Agreement shall apply to issued shares of all series of the Fund, shares of all series of the Fund held in its treasury in the event that in the discretion of the Fund treasury shares shall be sold, and shares of all series of the Fund repurchased for resale.


FIXDDIST
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4.   PUBLIC  OFFERING PRICE.  Except as otherwise noted in the Fund's  current
     Prospectus (the "Prospectus") or Statement of Additional Information (the "SAI") with respect to each series, all shares sold to investors by the
     Distributor or the Fund will be sold at the public offering  price.   The
     public offering price for all accepted subscriptions will be the net asset value per share, determined in the manner described in the Fund's current Prospectus or SAI with respect to the applicable series plus a
     sales  charge  (if any) described in that Prospectus or  SAI.   The  Fund
     shall  in  all cases receive the net asset value per share on all  sales.
     If a sales charge is in effect, the Distributor shall have the right, subject to the Rules of Fair Practice of the National Association of Securities Dealers and to such rules or regulations of the Securities and Exchange Commission as may then be in effect pursuant to Section 22 of the Investment Company Act of 1940, as amended (the "1940 Act"), to pay a portion of the sales charge to dealers or others who have sold shares of the applicable series.

5. SUSPENSION OF SALES. If and whenever the determination of net asset value is suspended and until such suspension is terminated, no further orders for shares shall be processed by the Distributor except such unconditional orders placed with the Distributor before it had knowledge of the suspension. In addition, the Fund reserves the right to suspend sales and the Distributor's authority to process orders for shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund. In addition, the Distributor reserves the right to reject any purchase order.

6. SOLICITATION OF SALES. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, to secure purchasers for shares of the Fund. This shall not prevent the Distributor from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. Distributor agrees to use all reasonable efforts to ensure that taxpayer identification numbers provided for shareholders of the Fund are correct.

7. AUTHORIZED REPRESENTATIONS. The Distributor is not authorized by the Fund to give any information or to make any representations other than those contained in the appropriate registration statements, Prospectuses or SAI's filed with the Securities and Exchange Commission under the 1933 Act (as those registration statements, Prospectuses and SAI's may be amended from time to time), or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for the Distributor's use. This shall not be construed to prevent the Distributor from preparing and distributing, in compliance with applicable laws and regulations, sales literature or other material as it may deem appropriate. Distributor will furnish or cause to be furnished copies of such sales literature or other material to the President of the Fund or his designee and will provide him with a reasonable opportunity to comment on it. Distributor agrees to take appropriate action to cease using such sales literature or other material to which the Fund reasonably objects as promptly as practicable after receipt of the objection.



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8.   PORTFOLIO SECURITIES.  Portfolio securities of every series of  the  Fund may be bought or sold by or through the Distributor, and the Distributor may participate directly or indirectly in brokerage commissions or "spreads" for transactions in portfolio securities of any series of the Fund. However, all sums of money received by the Distributor as a result of such purchases and sales or as a result of such participation must, after reimbursement of actual expenses of the Distributor in connection with such activity, be paid over by the Distributor to or for the benefit of the applicable series.

9. REGISTRATION OF SHARES. The Fund agrees that it will take all action necessary to register shares under the 1933 Act (subject to the necessary approval, if any, of its shareholders) so that there will be available for sale the number of shares the Distributor may reasonably be expected to sell. The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of shares of each series of the Fund.

10.  EXPENSES, COMPENSATION AND REIMBURSEMENT

     (a)  The Fund shall pay all fees and expenses:

          (i) in connection with the preparation, setting in type and filing of any registration statement, Prospectus and SAI under the 1933 Act, and any amendments thereto, for the issue of its shares;

          (ii) in connection with the registration and qualification of shares for sale in the various states in which the Board of Trustees (the "Trustees") of the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund or Series as a broker or dealer or any officer of the Fund as agent or salesperson in any state);

          (iii) of preparing, setting in type, printing and mailing any report or other communication to shareholders of the Fund in their capacity as such; and

          (iv)   of   preparing,  setting  in  type,  printing   and   mailing
                 Prospectuses, SAI's, and any supplements thereto, sent to existing shareholders.

     (b)  The Distributor shall pay expenses of:

          (i) printing and distributing Prospectuses, SAI's and reports prepared for its use in connection with the offering of the shares for sale to the public;

          (ii)   any  other  literature used in connection with such offering;
                 and

          (iii)  advertising in connection with such offering.




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     (c)  In  addition  to  the  services described  above,  Distributor  will provide services including assistance in the production of marketing and advertising materials for the sale of shares of the Fund and their review for compliance with applicable regulatory requirements, entering into dealer agreements with broker-dealers to sell shares of the Fund and monitoring their financial strength and contractual compliance, providing, directly or through its affiliates certain investor support services, personal service, and the maintenance of shareholder accounts.

     (d) In connection with the services to be provided by the Distributor under this Agreement, the Distributor shall receive:

          (i) a service fee and reimbursement from the Fund (which may include reimbursement for the expenses incurred pursuant to
                 Section 10(b) hereof), to the extent and under the terms and conditions set forth in any Plan of Distribution of the Fund or its series ("Plan"), as such Plan may be in effect from time to time, and subject to any further limitations on such fee or reimbursement as the Trustees of the Fund may impose, and

          (ii) any sales charge, as set forth in the Fund's registration statement, paid by any purchaser of Fund shares.

11.  INDEMNIFICATION.

     (a) The Fund agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls  the Distributor within the meaning of Section  15  of  the
          1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Fund or any of its employees or representatives, or based upon the grounds that the registration statements, Prospectuses, SAI's, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its security holders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this
          Section 11(a) with respect to any claim made against the Distributor or any person indemnified unless the Distributor or person, as the

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
          case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person or after the Distributor or such person shall have received notice of service on any designated agent. However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought other than on account of its indemnity agreement contained in this Section 11(a). The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or directors or controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of the shares.

     (b) The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of the members of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or representatives, or alleging that the registration statements, Prospectuses, SAI's, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished in writing to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Section 11(b) with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information
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
          of the nature of the claim shall have been served upon the Fund or any such person or after the Fund or such person shall have received notice of service on any designated agent. However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought other than on account of its indemnity agreement contained in this Section 11(b). In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees and to any controlling person(s) or any defendants(s) in the suit. In the event the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling person(s) or defendant(s) in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, its officers or Trustees, controlling person(s) or defendant(s) in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the shares.

12. EFFECTIVENESS, TERMINATION, ETC. This Agreement shall become effective at the close of business on December 31, 1992, and unless terminated as provided, shall continue in force for one (1) year from the date of its execution and thereafter from year to year, provided continuance after the one (1) year period is approved at least annually by either (i) the vote of a majority of the Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of those Trustees of the Fund who are not interested persons of the Fund, who have no direct or indirect financial interest in the operation of any Plan of the Fund or any agreements related to the Plan and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this Section 12, the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules enacted thereunder as now in effect or as hereafter amended. In addition to termination by failure to approve continuance or by assignment, this Agreement may at any time be terminated without the payment of any penalty by vote of a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of any Plan of the Fund or any agreements related to the Plan, or by vote of a majority of the outstanding voting securities of the Fund, on not more than sixty (60) days' written notice to the Fund. This Agreement may be terminated by the Distributor upon not less than sixty (60) days' prior written notice to the Fund.

13.  NOTICE.   Any  notice  under this Agreement shall  be  given  in  writing addressed and hand delivered or sent by registered or certified mail, postage prepaid, to the other party to this Agreement at its principal place of business.
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14.  SEVERABILITY.  If any provision of this Agreement shall be held  or  made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

16. SHAREHOLDER LIABILITY. The Distributor is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets. The Distributor agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund, nor from the Trustees or any individual Trustee of the Fund.

17. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              THE RODNEY SQUARE STRATEGIC FIXED-INCOME FUND


                              By:  /s/ Peter J. Succoso
                                   -----------------------------------
                                   Peter J. Succoso, President



                              RODNEY SQUARE DISTRIBUTORS, INC.


                              By:  /s/ Jeffrey O. Stroble
                                   -----------------------------------
                                   Jeffrey O. Stroble, President












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